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                                                                    EXHIBIT 3.5

                              CERTIFICATE OF MERGER
                                       OF
                                NICB AGENCY, INC.
                                       AND
                           CLARK/BARDES HOLDINGS, INC.


The undersigned corporations

DO HEREBY CERTIFY:

         1. The name and state of incorporation of each of the constituent corporations in the merger is as follows:

            (i) NICB AGENCY, INC., which is incorporated under the laws of the State of Texas; and

            (ii) CLARK/BARDES HOLDINGS, INC., which is incorporated under the laws of the State of Delaware.

         2. A Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is CLARK/BARDES HOLDINGS, INC., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of CLARK/BARDES HOLDINGS, INC., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                            2121 San Jacinto Street
                            Suite 2200
                            Dallas, Texas 75201


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         6. A copy of the aforesaid Plan of Merger will be furnished by the aforesaid surviving corporation on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware and Articles of Merger by the Secretary of State of the State of Texas.


Dated:   May 18, 1999.
                                             CLARK/BARDES HOLDINGS, INC.


                                             By:   /s/ Thomas M. Pyra
                                                   ----------------------------
                                             Its:  Chief Financial Officer


Dated:   May 18, 1999.
                                             NICB AGENCY, INC.


                                             By:   /s/ Kathryn Orr Smith
                                                   ----------------------------
                                             Its:  President
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                                 PLAN OF MERGER

                                     MERGING

                                NICB AGENCY, INC.
                              (A TEXAS CORPORATION)

                                  WITH AND INTO

                           CLARK/BARDES HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

                                 **************

         THIS PLAN OF MERGER, is made and entered into as of May 18, 1999 (the "Agreement"), by and between Clark/Bardes Holdings, Inc., a Delaware corporation ("Holdings"), and NICB Agency, Inc., a Texas corporation ("NICB"). Holdings and NICB are hereinafter sometimes referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

         WHEREAS, Holdings is a corporation duly organized and existing under the laws of the State of Delaware, having authorized capital stock consisting of 20,000,000 shares of common stock, $.01 par value ("Holdings Shares"); and

         WHEREAS, NICB is a corporation duly organized and existing under the laws of the State of Texas having authorized capital stock consisting of 100,000 common shares, $1.00 par value per share ("NICB Shares");

         WHEREAS, Holdings, NICB and certain other persons are parties to that certain Agreement and Plan of Reorganization dated as of May 18, 1999 (the "Merger Agreement"); and

         WHEREAS, the Board of Directors of Holdings and the Board of Directors and shareholders of NICB deemed it advisable and in the best interests of said corporations that NICB merge with and into Holdings upon the terms and conditions set forth herein and in accordance with the laws of the States of Delaware and Texas (the "Merger").

         NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION 1

                   EFFECT OF THE MERGER; CONVERSION OF SHARES

         1.1 MERGER. At the Effective Time (as hereinafter defined) of the Merger, NICB shall be merged with and into Holdings, the separate corporate existence of NICB (except to the extent provided by the laws of the State of Texas) shall cease, and Holdings shall continue as the




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surviving corporation. The Merger shall have the further effects set forth under the laws of the State of Delaware. Holdings, in its capacity as the surviving corporation of the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 HOLDINGS SHARES. At the Effective Time, each Holdings Share issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger and after the Effective Time shall continue to be an issued and outstanding Holdings Share.

         1.3 NICB SHARES. At the Effective Time, each NICB Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder of such NICB Share or any other person, automatically be converted into the right to receive 39.697 shares of common stock of Holdings and up to 384,452 shares of common stock of Holdings, all in accordance with and pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of May 18, 1999, by and among Holdings, NICB and the shareholders of NICB. Any NICB Share held in the treasury of NICB shall be canceled and no payment shall be made in respect thereof.

         1.4 FRACTIONAL SHARES. It is anticipated that fractional shares shall not be issued as part of the merger consideration, but in the case where a holder of NICB Shares would, except for this provision be entitled under the terms of the Merger Agreement to receive a fractional share of Holdings Shares, Holdings shall deliver to such holder of NICB Shares that amount of cash equal to the value of such fractional share.

                                    SECTION 2

                                 EFFECTIVE TIME

         2.1 ARTICLES/CERTIFICATE OF MERGER. Following approval of the Merger by the Board of Directors of Holdings and the shareholders and Board of Directors of NICB, and provided that this Agreement has not been abandoned pursuant to
Section 4.2 hereof, each of Holdings and NICB shall cause appropriate Certificate or Articles of Merger to be executed, acknowledged and filed with the Secretary of State of the States of Delaware and Texas.

         2.2 EFFECTIVE TIME. The Merger shall become effective upon the issuance of a Certificate or Articles of Merger, as the case may be, by the Secretary of State of the States of Delaware and Texas (the "Effective Time").

                                    SECTION 3

                          CERTIFICATE OF INCORPORATION;
                    BY-LAWS; BOARD OF DIRECTORS AND OFFICERS

         3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Holdings (a certified copy of which is attached hereto as EXHIBIT A) as in effect at the Effective Time shall


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continue to be the Certificate of Incorporation of the Surviving Corporation
until the same shall be amended in the manner provided by law.

         3.2 BY-LAWS. The By-laws of Holdings as in effect at the Effective Time shall continue to be the By-laws of the Surviving Corporation until the same shall be altered, amended or repealed in accordance with the provisions thereof.

         3.3 BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of Holdings holding office immediately prior to the Effective Time shall be and remain the members of the Board of Directors and officers of the Surviving Corporation and shall hold such offices until the expiration of their current terms, or their prior resignation, removal or death.


                                    SECTION 4

                             AMENDMENT; ABANDONMENT

         4.1 AMENDMENT. At any time prior to the Effective Time, whether before or after approval by the stockholders of the Constituent Corporations, this Agreement may be amended in a written agreement executed by the parties hereto.

         4.2 ABANDONMENT. This Agreement may be terminated and the Merger abandoned for any reason by a resolution adopted by the Board of Directors of any of Holdings or NICB at any time prior to the Effective Time notwithstanding the approval of this Agreement by the stockholders of Holdings or NICB.

                            [Signature Page Follows]


                                        3
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         IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of the Constituent Corporations and attested to by their respective secretaries thereunto duly authorized as of the date first written above.

                                    CLARK/BARDES HOLDINGS, INC.

ATTEST:
                                    By:    /s/ MEL TODD
                                       ------------------------------------
/s/ KEITH STAUDT                    Name:  Mel Todd
-----------------------             Title: President and Chief Executive Officer
Keith Staudt, Secretary

                                    NICB AGENCY, INC.

ATTEST:
                                    By:     /s/ KATHRYN ORR SMITH
/s/ [ILLEGIBLE]                        -----------------------------------
------------------------            Name:   Kathryn Orr Smith
-------------, Secretary            Title:  President




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